EXHIBIT 10.1
VOTING AND OPTION AGREEMENT
     This VOTING AND OPTION AGREEMENT (this “Agreement”) is made and entered into as of February 1, 2006, by and between WEST COAST BANCORP, an Oregon corporation (“Bancorp”), and the undersigned shareholder (“Shareholder”) of Mid-Valley Bank, an Oregon state-chartered bank (“Mid-Valley”).
     WHEREAS, Bancorp, West Coast Bank, an Oregon state-chartered bank and wholly owned subsidiary of Bancorp (“WCB”), and Mid-Valley have entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated as of the date hereof, pursuant to which Mid-Valley will be merged with and into WCB (the “Merger”) and shares of Mid-Valley common stock (“Mid-Valley Common Stock”) will be converted into the merger consideration described in the Merger Agreement; and
     WHEREAS, in order to induce Bancorp to enter into the Merger Agreement, and as a condition to such entry, the undersigned Shareholder, solely in his capacity as such, has agreed to enter into this Agreement.
     NOW, THEREFORE, in consideration of the foregoing, for good and valuable consideration and with an intent to be legally bound, the parties agree as follows:
     1. REPRESENTATIONS AND WARRANTIES OF SHAREHOLDER. Shareholder represents and warrants to Bancorp as follows:
          (a) Authority. Shareholder has all necessary power and authority to enter into this Agreement and perform all of Shareholder’s obligations hereunder. This Agreement has been duly and validly executed and delivered by Shareholder and constitutes a valid and binding agreement of and is enforceable against Shareholder in accordance with its terms.
          (b) Ownership of Shares; Options. Shareholder is the beneficial owner or record holder of the number of shares of Mid-Valley Common Stock indicated under Shareholder’s name on the signature page to this Agreement (the “Existing Shares,” and together with any shares of Mid-Valley Common Stock acquired by Shareholder after the date hereof, the “Shares”). Shareholder is also the record owner of options to purchase the number of shares of Mid-Valley Common Stock indicated under Shareholder’s name on the signature page below (the “Options”).
          (c) No Conflicts. Neither the execution and delivery of this Agreement nor the performance by Shareholder of his obligations under this Agreement will conflict with or constitute a violation of or default under any contract, commitment, agreement, arrangement or restriction of any kind to which Shareholder is a party or by which Shareholder, the Shares, or the Options are bound.

     2. VOTING AND OTHER MATTERS.
          (a) Voting of Shares. Shareholder will vote all of the Shares as to which he has voting power, and will use reasonable efforts to cause other Shares to which he beneficially owns to be voted, (i) in favor of approval of the Merger and (ii) against any action or agreement that would result in a breach in any material respect of any covenant, representation or warranty or any other obligation or agreement of Mid-Valley under the Merger Agreement.
          (b) Actions. Shareholder will take all appropriate actions to recommend approval of the Merger to the shareholders of Mid-Valley and will refrain from taking any actions inconsistent with the foregoing, except as may otherwise be required by law, including, without limitation, his or her fiduciary duties.
     3. NO TRANSFER OF SHARES. Shareholder will not (i) sell, transfer, assign or otherwise dispose of any of his Shares as to which he has sole or shared dispositive power (even if such action would allow him to maintain beneficial ownership the Shares) without the prior written consent of Bancorp, other than Shares sold or surrendered to pay the exercise price of any stock options or to pay taxes or satisfy withholding obligations with respect to any taxes resulting from such exercise or (ii) pledge, mortgage or encumber such Shares.
4.	OPTIONS.
          (a) No Exercise. Shareholder agrees that he or she will not exercise the Options at any time prior to the Effective Time (as defined in the Merger Agreement), except that Shareholder may exercise Options to the extent they would otherwise expire unexercised.
          (b) Cash Out of Options. Each Option that is outstanding and unexercised immediately prior to the Effective Time (as defined in the Merger Agreement) will be cancelled in exchange for a cash payment, as provided in the Merger Agreement.
     5. NO SOLICITATION. Shareholder will not directly or indirectly solicit any inquiries or proposals from any person or entity relating to any proposal for the purchase of the business or assets of Mid-Valley, the acquisition of voting securities of Mid-Valley, or any business combination between Mid-Valley and any person or entity other than Bancorp and WCB.
     6. TERMINATION. The obligations of Shareholder under this Agreement will terminate upon the completion of the Merger. If the Merger is not completed, the obligations of Shareholder will terminate upon the termination of the Merger Agreement in accordance with its terms.
     7. SPECIFIC PERFORMANCE. Shareholder acknowledges that damages would be an inadequate remedy to Bancorp for an actual or prospective breach of this Agreement and that the obligations of Shareholder will be specifically enforceable.

     8. MISCELLANEOUS.
          (a) Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersedes all other prior agreements and understandings, both written and oral, between the parties, with respect to the subject matter hereof.
          (b) Assignment. This Agreement may not be assigned without the prior written consent of the other party hereto. Subject to the foregoing, this Agreement will be binding upon, inure solely to the benefit of, and be enforceable by the parties and their respective successors, assigns, heirs, executors, administrators and other legal representatives. This Agreement is not intended to confer upon any person, other than the parties, any rights or remedies of any nature.
          (c) Modifications. This Agreement may not be amended, altered or modified in any manner whatsoever, except by a written instrument executed by the parties hereto.
          (d) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.
          (e) Governing Law. This Agreement will be governed and construed in accordance with the laws of the State of Oregon without regard to any conflicts of law principles thereof.
          (f) Counterparts. This Agreement may be executed in counterparts or by facsimile, each of which will have the same effect as an original, and all of which will constitute one and the same agreement.
          (g) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation), mailed by registered or certified mail (return receipt requested), or delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to Bancorp or WCB, to:

West Coast Bancorp
5335 S.W. Meadows Road, Suite 201
Lake Oswego, Oregon 97035
Facsimile: (503)684-0781
Attention:	Robert D. Sznewajs, President and Chief Executive Officer

with copies to:

Miller Nash LLP
111 S.W. Fifth Avenue, Suite 3400
Portland, Oregon 97204
Facsimile: (503)224-0155
Attention: Mary Ann Frantz, Esq.

If to Shareholder, to the address noted on the signature page hereto.
     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

SHAREHOLDER:	WEST COAST BANCORP

By

Name	Its

Number of Shares:

Number of Stock Options:

Address for Notices: